Maine & Maritimes Corporation Streamlines Organization

PRESQUE ISLE, ME -- 09/13/2007 -- Officials at Maine & Maritimes Corporation (AMEX: MAM) today announced that several organizational changes have been made to streamline and reorganize the Company into two divisions, Operations and Finance; reduce Senior Management staffing; and focus on utility core competencies. The reorganization plan includes the elimination of two senior officer positions and the promotion of Tim D. Brown to Vice President of Engineering and Operations.

With a renewed focus on core utility competencies and a much simpler business model, Tim D. Brown has been promoted to Vice President of Engineering and Operations and will assist with the Company's pursuit of a large-scale transmission project that will connect to the New England grid and other efforts to stimulate development of additional renewable power projects in Northern Maine. To that end, Thomas F. Osgood has been named Assistant Vice President of Business Development, SEO, and Asset Management, and Ward Gerow has been named Director of Transmission Services.

The Finance Division of the Company, led by Michael I. Williams, Senior VP, CFO, Treasurer and Assistant Secretary, includes the management team of Randi Arthurs, VP Accounting, Controller & Assistant Treasurer; Frank Smith, Manager of Human Resources; and Michael Eaton, VP IT and Customer Services.

President Brent M. Boyles explained that current and future initiatives of Maine & Maritimes Corporation will focus on utility-centric growth projects, a strategy recently adopted by the Board of Directors. Earlier this year, the Company entered into an agreement with Central Maine Power Company, a subsidiary of Energy East, to pursue the development of a transmission line project that has the potential to produce additional returns and connect Northern Maine to the New England electrical gird. Boyles said a feasibility study of the project is near completion and details of a joint development agreement are being finalized.

Over the past year, Maine & Maritimes Corporation has been trimming its workforce after the Board's decision to exit all non-utility unregulated businesses, including its engineering, real estate, and technology divisions. The most recent reductions include the elimination of two senior officers whose duties have been reallocated among existing employees.

Richard G. Daigle, Chairperson of the Board of Directors of Maine & Maritimes Corporation, said, "While scaling back is never easy, we believe our new utility-centric strategy will improve our financial performance and increase investor confidence. We remain on track to wind down or divest of our remaining unregulated operations by the end of the year."

About Maine & Maritimes Corporation:

Maine & Maritimes Corporation (AMEX: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 35,000 electricity customers in Northern Maine. MAM is also the parent company for subsidiaries involved in unregulated operations such as real estate. Corporate headquarters are located in Presque Isle, Maine and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

MAM-G = General Releases

For More Information Contact:
Virginia R. Joles
Director of Board Relations and Economic Development
Tel: 207.760.2418
www.maineandmaritimes.com